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                                                  Exhibit 21


                                   Exhibit 21

                                  Subsidiaries.
                                  -------------


(1)     Western Power & Equipment Corp.
        (a Delaware Corporation)


(2)     ConnectSoft Holding Corp.
        (a Delaware Corporation)


(3)     Interglobe Networks,Inc.
        (a Washington Corporation)


(4)     eXodus Technologies, Inc.
        (a Washington Corporation)


(5)     Seattle Online Corp.
        (a Washington Corporation)